EXHIBIT 5.2 and 23.4

                               GUY K. STEWART, JR.
                                 ATTORNEY AT LAW
                            1701 South Flagler Drive
                                   Number 1408
                            West Palm Beach, FL 33401
Telephone (561) 659-1810                                Facsimile (561) 659-3888
                            e-mail: gkslaw@covad.net



                                        October 24, 2002



The Board of Directors
Pacel Corp.
8870 Rixlew Lane-Suite 201
Manassas, VA 20109

Re: SEC Registration Statement on Form S-8



Dear Ladies and Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the "Commission") with respect to the registration by Pacel Corp. of 20,000,000 shares of its Common Stock, No Par Value per share (the "Shares"). The Shares are covered by the Registration Statement, and may be sold pursuant to the Registration Statement and the Agreement. In my capacity as special counsel to the Company, I have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation, By-Laws, the Agreement and various other corporate documents and instruments as I deemed necessary. In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to me as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and I express no opinion thereon.

Subject to and in reliance upon the foregoing, I am of the opinion that the Shares are validly issued, fully paid and non-assessable.

I hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

Very truly yours,



/s/ Guy K. Stewart, Jr., Esq.
-----------------------------------------
Guy K. Stewart, Jr. Esq.